UNIVERSAL INSURANCE HOLDINGS, INC. REPORTS
THIRD-QUARTER 2010 FINANCIAL RESULTS

●	Policy count increased by approximately 10,000 during the third quarter

●	Diluted earnings per share improved by 28.6 percent compared to the same quarter of 2009

●	Stockholders’ equity increased 12.2 percent during the third quarter

Fort Lauderdale, Fla., November 9, 2010 - Universal Insurance Holdings, Inc. (the Company or Universal) (NYSE AMEX: UVE), a vertically integrated insurance holding company, announced third-quarter 2010 net income of $14.4 million, or $0.36 per diluted share, compared to $11.5 million, or $0.28 per diluted share, during the same period of 2009.

Net income and diluted earnings per share increased 25.4 and 28.6 percent, respectively, for the 2010 third quarter compared to the same period last year.  The improvement in operating results is primarily attributable to an increase in net premiums earned.  Realized and unrealized gains on investments also positively impacted overall financial results.  The improved profitability was moderated by state-mandated wind mitigation credits, lower foreign currency transaction gains, and increased operating costs and expenses.

Homeowners’ and dwelling fire insurance policies serviced by Universal Property & Casualty Insurance Company (UPCIC), the Company’s wholly-owned subsidiary, and the related direct premiums written, increased during the third quarter of 2010 compared to the same period of 2009.  Recent rate increases in Florida, 14.6 percent statewide for its homeowners’ program and 14.8 percent statewide for its dwelling fire policies, increased premiums and improved profitability.  UPCIC also continued to recoup a portion of the $4.1 million Florida Insurance Guaranty Association (FIGA) assessment incurred in 2009.

During the 2010 third quarter, UPCIC’s policy count continued to grow.  At September 30, 2010, UPCIC serviced approximately 576,000 homeowners’ and dwelling fire insurance policies, up from 566,000 policies at June 30, 2010, and 536,000 policies at September 30, 2009.  The increase in the number of policies in-force is the result of heightened relationships with existing agents, an increase in the number of new agents, as well as continued expansion within Florida, South Carolina, North Carolina, and Hawaii.  Within South Carolina, North Carolina, and Hawaii, UPCIC had nearly 8,300 policies totaling approximately $11.6 million of in-force premiums at September 30, 2010.

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UIH Q3 2010 Results

Net premiums earned increased 49.1 percent in the third quarter of 2010 compared to the same quarter in 2009, primarily as a result of greater net premiums written.  Meanwhile, third-quarter 2010 operating costs and expenses were higher compared to the third quarter of last year, as losses and loss adjustment expenses increased 23.6 percent and general and administrative expenses increased 8.4 percent.  The increase in losses and loss adjustment expenses is related to the servicing of additional policies due to the growth in policy count on a year-over-year basis.  The increase in general and administrative expenses was primarily attributable to increases in commissions on direct premiums and insurance premium taxes, which are a result of an increase in direct written premiums from growth in the number of policies in-force and increases in the average in-force premium per policy.  These increased expenses were partially offset by an increase in ceding commissions.

At September 30, 2010, stockholders’ equity increased to $138.6 million from $123.6 million at June 30, 2010, representing growth of 12.2 percent.

Investment Portfolio Update
Realized gains on investments were $6.2 million for the third quarter of 2010 and unrealized gains on investments for the third quarter of 2010 were $8.6 million.  During the third quarter of 2010, the Company evaluated the trading activity in its investment portfolio and its overall investment program.  As a result of this evaluation, the Company reclassified its available-for-sale portfolio as a trading portfolio effective July 1, 2010.  Accordingly, unrealized gains on investments were recognized as income during the third quarter of 2010, relating to the reclassification of the Company’s investments to a trading portfolio from an available-for-sale portfolio.  The Company will continue to record future changes in the market value of its trading portfolio directly to revenues as unrealized gains on investments.  The reclassification of the Company’s available-for-sale investment portfolio to a trading securities portfolio increased net income and diluted earnings per share by $5.3 million and $0.13, respectively, during the third quarter of 2010.

As of September 30, 2010, the Company’s investments in trading securities totaled $104.4 million, compared to fixed maturities and equity securities available for sale of $137.9 million at June 30, 2010.  At September 30, 2010, approximately 90.8 percent of the investments in trading securities were in equity securities and 9.2 percent were in fixed maturities.

Cash Dividend
On October 6, 2010, Universal’s board of directors declared a cash dividend of $0.10 per share, which was paid on November 5, 2010, to shareholders of record as of October 22, 2010.

About Universal Insurance Holdings, Inc.
Universal Insurance Holdings, Inc. is a vertically integrated insurance holding company, which through its subsidiaries, covers substantially all aspects of insurance underwriting, distribution, claims processing and exposure management. Universal Property & Casualty Insurance Company (UPCIC), a wholly owned subsidiary of the Company, is one of the five leading writers of homeowners’ insurance in Florida and is now fully licensed and has commenced its operations in Hawaii, North Carolina and South Carolina. For additional information on the Company, please visit our investor relations website at www.universalinsuranceholdings.com.

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UIH Q3 2010 Results

Forward-Looking Statements and Risk Factors
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing.  Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described and the Company undertakes no obligation to correct or update any forward-looking statements.  For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company's reports filed with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2009 and the Form 10-Q for the quarter ended September 30, 2010.

Investor Contact:
Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com

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UIH Q3 2010 Results

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Nine		For the Three
	Months Ended September 30,		Months Ended September 30,
	2010	2009	2010	2009
PREMIUMS EARNED AND OTHER REVENUES
Direct premiums written	$520,781,570	$436,610,689	$152,662,238	$134,626,400
Ceded premiums written	(357,411,323)	(328,518,186)	(108,539,124)	(104,152,022)
Net premiums written	163,370,247	108,092,503	44,123,114	30,474,378
(Increase) decrease in net unearned premium	(39,864,743)	(200,377)	4,708,040	2,283,358
Premiums earned, net	123,505,504	107,892,126	48,831,154	32,757,736
Net investment income	376,575	1,385,007	66,004	586,525
Realized gains on investments	11,993,359	13,588,681	6,249,015	12,136,072
Unrealized gains on investments	8,597,233	-	8,597,233	-
Foreign currency transaction gains	800,990	6,156,945	(8,060)	6,084,629
Commission revenue	25,469,318	23,413,086	7,948,019	8,105,468
Other revenue	3,488,748	4,214,347	1,468,416	1,312,617

Total premiums earned and other revenues	174,231,727	156,650,192	73,151,781	60,983,047

OPERATING COSTS AND EXPENSES
Losses and loss adjustment expenses	77,856,730	68,695,552	29,370,125	23,768,729
General and administrative expenses	43,820,836	36,789,168	20,242,856	18,674,744

Total operating costs and expenses	121,677,566	105,484,720	49,612,981	42,443,473

INCOME BEFORE INCOME TAXES	52,554,161	51,165,472	23,538,800	18,539,574

Income taxes, current	18,980,805	16,127,712	7,324,661	7,178,058
Income taxes, deferred	1,417,694	3,446,852	1,769,454	(153,004)
Income taxes, net	20,398,499	19,574,564	9,094,115	7,025,054

NET INCOME	$32,155,662	$31,590,908	$14,444,685	$11,514,520

Basic net income per common share	$0.82	$0.84	$0.37	$0.31
Weighted average of common shares
outstanding - Basic	39,075,571	37,601,409	39,167,241	37,625,013

Fully diluted net income per share	$0.80	$0.78	$0.36	$0.28
Weighted average of common shares
outstanding - Diluted	40,386,445	40,374,409	40,276,276	40,671,509

Cash dividend declared per common share	$0.22	$0.34	$-	$-

	For the Nine		For the Three
	Months Ended September 30,		Months Ended September 30,
	2010	2009	2010	2009
Comprehensive Income:
Net income	$32,155,662	$31,590,908	$14,444,685	$11,514,520
Change in net unrealized (losses) gains on investments, net of tax	(558,217)	4,590,905	408,684	(3,638,071)

Comprehensive Income	$31,597,445	$36,181,813	$14,853,369	$7,876,449

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UIH Q3 2010 Results

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 30,	December 31,
ASSETS	2010	2009
Cash and cash equivalents	$294,972,027	$192,924,291
Investments:
Trading securities, at fair value	104,356,012	-
Available-for-sale securities, at fair value	-	114,797,010
Real estate, net	4,100,539	3,289,893
Prepaid reinsurance premiums	228,363,400	200,294,241
Reinsurance recoverables	67,336,233	91,816,433
Premiums receivable, net	48,516,258	37,363,110
Receivable from securities	13,061,387	6,259,973
Other receivables	2,805,825	5,068,367
Income taxes recoverable	-	3,211,874
Property and equipment, net	1,280,798	1,245,858
Deferred policy acquisition costs, net	12,852,849	9,464,624
Deferred income taxes	10,466,570	11,894,289
Other assets	900,239	617,337
Total assets	$789,012,137	$678,247,300

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$136,857,850	$127,197,753
Unearned premiums	346,304,445	278,370,544
Advance premium	20,957,517	17,078,558
Accounts payable	3,496,095	3,172,626
Bank overdraft	24,778,730	20,297,061
Reinsurance payable, net	67,932,331	73,104,595
Income taxes payable	3,464,260	368,968
Payable for securities	379,473	-
Other accrued expenses	22,671,787	20,750,385
Long-term debt	23,529,412	24,632,353
Total liabilities	650,371,900	564,972,843

STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock, $.01 par value	1,077	1,087
Authorized shares - 1,000,000
Issued shares - 107,690 and 108,640
Outstanding shares - 107,690 and 108,640
Minimum liquidation preference - $287,240 and $288,190
Common stock, $.01 par value	408,771	402,146
Authorized shares - 55,000,000
Issued shares - 40,877,088 and 40,214,884
Outstanding shares - 39,166,033 and 37,774,765
Treasury shares, at cost - 1,711,054 and 1,809,119 shares	(7,389,414)	(7,948,606)
Common stock held in trust, at cost - 0 and 631,000 shares	-	(511,110)
Additional paid-in capital	37,568,052	36,666,914
Accumulated other comprehensive income, net of taxes	5,437	563,654
Retained earnings	108,046,314	84,100,372
Total stockholders' equity	138,640,237	113,274,457
Total liabilities and stockholders' equity	$789,012,137	$678,247,300

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